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                                                                    EXHIBIT 10.1


                                      AMENDMENT
                                          TO
                   THE VEECO INSTRUMENTS INC. AMENDED AND RESTATED
                          1992 EMPLOYEES' STOCK OPTION PLAN


          Amendment, dated May 15, 1997, to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan (the "Employees' Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Employees' Plan.

          1. Section 3 of the Employees' Plan is hereby amended and restated in its entirety to read as follows:

               "3. STOCK. The stock to be made the subject of any Stock Option granted under the Plan shall be shares of the common stock of the Company, par value $.01 per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Stock Options may be granted under the Plan shall not exceed, in the aggregate, 1,226,787 shares, subject to adjustment in accordance with the provisions of Section 11 hereof. To the extent consistent with Section 162(m) of the Code, and the regulations promulgated thereunder, any shares which were the subject of unexercised portions of any terminated or expired Stock Options may again be subject to Stock Options under the Plan."

          2. As amended by paragraph 1 hereof, all of the provisions of the Employees' Plan shall remain in full force and effect.

          3. This Amendment was approved by the Board of Directors of the Company on March 17, 1997 and by the stockholders of the Company on May 15, 1997.